UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORMAN CAY DEVELOPMENT, INC.
(Exact name of issuer as specified in its charter)

Nevada	27-2616571
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2817 NE 32 Street, #201
Fort Lauderdale, FL 33306
 (Address of Principal Executive Offices and Zip Code)

Norman Cay Development, Inc.
2012 Equity Incentive Plan
 (Full title of the plan)

Paracorp Corporation
 318 N Carson Street #208
Carson City, NV 89701
(Name and address of agent for service)

(800)603-2533
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications
sent to agent for service to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
(212) 930-9700 (telephone)
(212) 930-9725 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		PROPOSED MAXIMUM	PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE	OFFERING PRICE PER	AGGREGATE OFFERING	AMOUNT OF REGISTRATION
	REGISTERED	SHARE(2)	PRICE	FEE

Common stock, $.001 par value (1)	4,883,000	$0.17	$830,110	$95.13
Total	4,883,000	$0.17	$830,110	$95.13

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Norman Cay Development, Inc., a Nevada corporation (the “Registrant” or the “Company”), which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2) Computed pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the common stock as reported on May 21, 2012 on OTCQB.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is being filed by Norman Cay Development, Inc., a Nevada corporation (the “Registrant”, or “Company”), in order to register 4,883,000 shares of common stock of the Registrant under the Norman Cay Development, Inc. 2012 Equity Incentive Plan (the “Plan”). In addition, this Registration Statement contains a reoffer prospectus in accordance with Part I on Form S-3 relating to 65,000 shares of our common stock, issued under the Plan. This reoffer prospectus may be used for reoffer and resales of restricted securities (as such term is defined in General Instruction C to Form S-8) acquired pursuant to the Plan.

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will provide to each recipient a written statement advising them of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Dean Huge
Chief Financial Officer
2817 NE 32 Street, #201
Fort Lauderdale, FL 33306
(954) 683-3766

 PROSPECTUS

NORMAN CAY DEVELOPMENT, INC.

65,000 Shares of Common Stock

This reoffer prospectus relates to the sale of up to 65,000 shares of our common stock, $0.001 par value per share (“Common Stock”) that may be offered and resold from time to time by the selling stockholder identified in this prospectus for his own account issuable pursuant to our 2012 Equity Incentive Plan (the “Plan”). It is anticipated that the selling stockholder will offer Common Stock for sale at prevailing prices on OTCQB on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholder will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholder will be borne by us.

The shares of Common Stock were issued pursuant to the Plan. This reoffer prospectus has been prepared for the purposes of registering our Common Stock under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is quoted on OTCQB under the symbol “NCDL.” The closing sale price for our Common Stock on May 21, 2012 was $0.17 per share.

Investing in our Common Stock involves risks. See “Risk Factors” on page 7 of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 23, 2012

NORMAN CAY DEVELOPMENT, INC.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements, the footnotes to financial statements and specifically the footnote describing the convertible debentures. In this prospectus, “the Company,” “we,” “us,” and “our” refer to Norman Cay Development, Inc.

Overview

Norman Cay Development, Inc. (the “Company”) was incorporated in the State of Nevada on April 29, 2010. On September 2, 2011, the Company entered into a share exchange agreement (the “Agreement”) with Discovery Gold Ghana Limited (“Discovery”), a company organized under the laws of the country of Ghana.  Under the terms of the Agreement, the Company acquired 100% of the issued and outstanding shares of Discovery in exchange for $100,000 and 17,500,000 shares of Common Stock of the Company.

On September 1, 2011, the Company discontinued its intention of being a retailer or wireless telephones and service plans and changed its operating focus to the acquisition and development of mineral properties in the country of Ghana.

Our Corporate Information

Our principal executive offices are located at 2817 NE 32 Street, #201 Fort Lauderdale, FL 33306 and our telephone number is (954) 683-3766. Our website is located at http://www.discoverygold.com.

The Offering

By this prospectus, the selling stockholder is offering up to 65,000 shares of our Common Stock, which are issued pursuant to the Plan. The selling stockholder is not required to sell his shares of Common Stock, and any sale of Common Stock by the selling stockholder is entirely at the discretion of the selling stockholder. We will receive no proceeds from the sale of the shares of Common Stock in this offering.

Securities offered by selling stockholder	This prospectus relates to the sale by the selling stockholder of up to 65,000 shares of Common Stock, $0.001par value per share, issued to the selling stockholder under the Plan.

Offering price	Market price or privately negotiated prices.

Common Stock outstanding before the offering	48,895,000 1

Common Stock to be outstanding after the offering	48,895,000 1

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock by the selling stockholder.

OTCQB symbol	NCDL

Risk Factors
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in our Common Stock.

1 Based on the number of shares of Common Stock issued and outstanding as of May 21, 2012.

 RISK FACTORS

RISKS RELATING TO OUR COMPANY

We are an exploration stage company and may never be able to carry out our proposed business or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We have just begun the initial stages of exploration of our property, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on April 29, 2010 and after refocusing our operations to mining, we currently have been involved primarily in organizational activities and the acquisition of our mineral claim interests. We have earned no revenues as of the date of this Registration Statement. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

There is nothing at this time on which to base an assumption that our proposed business operations will prove to be successful or that we will ever be able to operate profitably. We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

We expect to incur operating losses in the future because we have no revenue.

Since our inception through the date of this Registration Statement, the Company has earned no revenue and has incurred losses.  We do not anticipate earning revenues until such time as we enter into commercial production of our mining property. We expect to incur operating losses in future periods. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations which will have a significant negative impact on the Company's operations.

We may not be able to attract and maintain key management personnel to manage the Company or geological consultants to carry out our proposed business operations, which could have a material adverse effect on our business.

Our ability to develop our business depends in large part, on our ability to attract and maintain qualified key management personnel to manage the Company and geological consultants to carry out our exploration activities. Competition for such persons is intense, and we cannot assure you that we will be able to attract and retain them. Our development now and in the future will depend on the efforts of these people, and the loss or inability to attract these people could have a material adverse effect on our business.

If we are not able to obtain further financing, our proposed business operations may fail.

We do not expect to generate substantial revenues to fund our ongoing operations in the foreseeable future. Accordingly, we will require additional funds, either from equity or debt financing, to maintain our daily operations and to develop our property. Obtaining additional financing is subject to a number of factors, including market prices for minerals and investor acceptance of our proposed activities. Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital; however, will result in dilution to existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

Our lack of diversification increases the risk of an investment in our Company, and our financial condition and results of operations may deteriorate if we fail to diversify.

We lack diversification, in terms of both the nature and geographic scope of our business. The business of the Company is focused solely on the acquisition, exploration, and development of valuable mineral properties. We are seeking to discover gold minerals, which are typically not concentrated enough to make them easily exploitable economically, and our property is only in one localized region in Ghana in Western Africa. As a result, we will likely be impacted more acutely by factors affecting our industry or the region in which we operate than we would if our business were more diversified.

Our business could be impaired if we fail to comply with applicable regulations.

Failure to comply with government regulations could subject us to civil and criminal penalties require us to forfeit our rights to our property, and affect the value of our assets. We may also be required to take corrective actions for failure to comply with applicable regulations, which could require substantial capital expenditures. We could also be required to indemnify our officers and directors in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them for non-compliance. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our Articles of Incorporation exculpate our officers and directors from any liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business. As a result we may have to liquidate our business and investors may lose their investments. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

RISKS ASSOCIATED WITH OUR PROPOSED BUSINESS

Our exploration activities may not be commercially successful, which could lead us to abandon our plans to develop our mineral property and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of minerals on our property. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

We may invest significant capital and resources in exploration activities and abandon such investments if they are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the price of our Common Stock which is currently quoted on OTCQB, and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on our property to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of mineral on our property.

Since we do not have a backup program, if results from our initial work program are negative, anyone purchasing our stock will likely lose their entire investment.

If the results from the initial phase of work are negative and do not warrant additional phases of exploration work, we will need to seek other mineral exploration opportunities. We cannot guarantee that we will have enough funds to purchase an additional property, have a geological report prepared, and complete exploration work on the property. If the results from the initial phase of work on our property are negative and we cannot find another feasible exploration opportunity, anyone purchasing our stock will likely lose their entire investment.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual mineral claim ever having reserves is extremely remote. Accordingly, if our property does not contain reserves, we will likely have to cease operations and as a result, our business may fail. As such, any funds spent on exploration will probably be lost, which could result in a loss of your entire investment.

As we undertake exploration of our property underlying a prospecting license, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

We will be subject to the mining laws and regulations of the Country of Ghana as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

We are subject to risks inherent in the mining industry, and at present we do not have any insurance against such risks. Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business. Mining for valuable minerals is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions. At the present time, we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Additionally, insurance coverage may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards, which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our Common Stock.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, will be subject to risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material on our property would be made using samples obtained from appropriately placed underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our property. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploration plan that may not lead to commercially viable operations in the future.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms, which will materially affect our financial condition.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Because we do not have an audit or compensation committee, shareholders will have to rely on our officers and directors, a majority of whom are not independent, to perform these functions.

We do not have an audit or compensation committee. The functions of such committees are performed by our officers and directors, a majority of whom are not independent. Thus, there is a potential conflict of interest in that our officers and directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

We may not be able to obtain, renew or continue to comply with all of the permits necessary to develop and operate the Property, which would force us to discontinue development or operations.

Pursuant to Ghanaian law, we must obtain various approvals, licenses or permits in connection with the development and operations of our property in connection with environmental protection and the use of water resources. In addition to requiring permits for the development of and production at our property, we may need to obtain other permits and approvals during the life of any exploration projects we undertake on our property. Obtaining, renewing and continuing to comply with the necessary governmental permits and approvals can be a complex and time-consuming process. The failure to obtain or renew the necessary permits or licenses or continue to meet their requirements could delay development, increase our costs or, in some cases, require us to discontinue mining operations.

Our activities are subject to complex laws, significant government regulations and accounting standards that may delay or prevent operations at our property and can adversely affect our operating and development costs, the timing of our operations, our ability to operate and our financial results.

Our proposed business, mining operations and exploration and development activities are subject to extensive Ghanaian, United States, and other foreign, federal, state, provincial, territorial and local laws and regulations and also exploration, development, production, exports, taxes, labor standards, waste disposal, protection of the environment, reclamation, historic and cultural resource preservation, mine safety and occupational health, reporting and other matters, as well as accounting standards. Compliance with these laws, regulations and standards or the imposition of new such requirements could adversely affect our operating and development costs, the timing of our operations, our ability to operate and our financial results. These laws and regulations governing various matters include:

•	environmental protection;
•	management of natural resources;
•	exploration, development of mines, production and post-closure reclamation;
•	price controls;
•	taxation;
•	labor standards and occupational health and safety, including mine safety;
•	historic and cultural preservation; and
•	general accepted accounting principles.

The costs associated with compliance with these laws and regulations may be substantial and possible future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of the Property. These laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of our future operations, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions. In addition, our failure to comply strictly with applicable laws, regulations and local practices relating to permitting applications or reporting requirements could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners. Any such loss, reduction, expropriation or imposition of partners could have a materially adverse effect on our operations or business.

Our Company is subject to changes in political stability in West Africa.

Our Company conducts exploration and development activities in Ghana, West Africa. Our Company’s exploration and mining projects on our property in Ghana may be subject to the effects of political changes, war and civil conflict, changes in government policy, lack of law enforcement and labor unrest and the creation of new laws. These changes (which may include new or modified taxes or other government levies as well as other legislation) may impact the profitability and viability of our property. The effect of unrest and instability on political, social or economic conditions in Ghana could result in the impairment of exploration, development and mining operations. Any such changes are beyond the control of our Company and may adversely affect our proposed business.

In addition, local tribal authorities in West Africa exercise significant influence with respect to local land use, land labor and local security. From time to time, the Government of Ghana has intervened in the export of mineral concentrates in response to concerns about the validity of export rights and payment of duties. No assurances can be given that the co-operation of such authorities, if sought by our Company, will be obtained, and if obtained, maintained.

The Government of Ghana also announced that it will be engaging companies to address the issue of dividend payment, exemptions and the mining sector fiscal regime, generally. As a result of these discussions, the Government of Ghana could amend the Mining Act (Ghana) or other regulations resulting in a material adverse impact on our Company including increases in operating costs, capital expenditures or abandonment or delays in development of our property.

We may experience difficulty in engaging the services of qualified personnel in connection with our technical operations at our property.

In the event of the loss of any of our technical personnel at our property, we may have difficulty finding qualified replacement. We may also need to engage additional sought-after professionals to operate our property according to plan, including an environmental manager.

Our inability to hire and retain the services of qualified persons for these positions in a timely manner could impede the planned production at the Property, which would have a material adverse effect on our ability to conduct our proposed business.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	services by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER
INFORMATION
CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

DETERMINATION OF OFFERING PRICE

The selling stockholder may sell the Common Stock issued to him from time to time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by selling stockholder.  We will receive no proceeds from the sale of shares of Common Stock in this offering.

SELLING STOCKHOLDERS

The selling stockholder named in this prospectus is offering through this prospectus 65,000 shares issued to the selling stockholder pursuant to the Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of May 21, 2012, information regarding the beneficial ownership of our Common Stock held by each of the selling stockholder, including:

1.	the number of shares of Common Stock owned by each selling stockholder prior to this offering;
2.	the total number of shares of Common Stock that are to be offered by each selling stockholder;
3.	the total number of shares of Common Stock that will be owned by each selling stockholder upon completion of the offering; and
4.	the percentage owned by each selling stockholder.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholder. Information with respect to “Shares Beneficially Owned Prior to the Offering” includes the shares issued pursuant to the Plan. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the Common Stock offered by this prospectus and no other purchases or sales of our Common Stock by the selling stockholder. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all Common Stock or rights to these Common Stock.

Because the selling stockholder may offer all or part of the Common Stock currently owned, which he owns pursuant to the offering contemplated by this reoffer prospectus, and because his offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The Common Stock currently owned offered by this reoffer prospectus may be offered from time to time by the selling stockholder named below.

	SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING (1) (2)		NUMBER OF SHARES BEING OFFERED	SHARES BENEFICIALLY OWNED AFTER THE OFFERING (1) (2)
NAME	NUMBER	PERCENT		NUMBER	PERCENT

Darrin M. Ocasio	65,000	*	65,000	0	0
TOTAL SHARES OFFERED			65,000

* less than one percent

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days.  “Shares Beneficially Owned After the Offering” assumes the sale of all of the Common Stock offered by this prospectus and no other purchases or sales of our Common Stock by the selling stockholder.

(2)
Based on 48,895,000 shares of Common Stock outstanding as of May 21, 2012, together with securities exercisable or convertible into shares of Common Stock within 60 days of May 21, 2012 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of May 21, 2012 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

PLAN OF DISTRIBUTION

Timing of Sales

Under the Plan, we are authorized to issue up to 4,883,000 shares of our Common Stock.

Subject to the foregoing, the selling stockholder may offer and sell the shares covered by this prospectus at various times. The selling stockholder will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the Common Stock covered by this prospectus.

Offering Price

The sales price offered by the selling stockholder to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price; or
3.	such other price as the selling stockholder determine from time to time.

Manner of Sale

The Common Stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;
4.	through options, swaps or derivatives;
5.	in transactions to cover short sales;
6.	privately negotiated transactions; or
7.	in a combination of any of the above methods.

The selling stockholder may sell his Common Stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell his Common Stock. Brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholder, or, if any such broker-dealer acts as agent for the purchaser of Common Stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of Common Stock at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold Common Stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire Common Stock as principal may thereafter resell the Common Stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the Common Stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholder enters into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this Registration Statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholder and any broker-dealers or agents that participate with the selling stockholder in the sale of the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any Common Stock covered by this prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the Common Stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our Common Stock;
2.	may not cover short sales by purchasing shares while the distribution is taking place; and
3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the Common Stock. These expenses are estimated to include, but not limited to, legal, accounting, printing and mailing fees. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the Common Stock.

LEGAL MATTERS

Our legal counsel, Sichenzia Ross Friedman Ference LLP, located at 61 Broadway, New York, NY 10006, is passing on the validity of the issuance of the Common Stock offered under this prospectus.

EXPERTS

Our independent registered public accountant, M&K CPAS, PLLC, has audited our financial statements as of and for the years ended April 30, 2011 and 2010, respectively, incorporated by reference in this Registration Statement to the extent and for the periods set forth in their respective reports. We have relied on such reports given upon the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholder has sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•	Annual Report on Form 10-K for its fiscal year ended April 30, 2011, filed with the SEC on August 10, 2011;
•	Quarterly Report on Form 10-Q for the quarter ended July 31, 2011, filed with the SEC on September 14, 2011;
•	Quarterly Report on Form 10-Q/A for the quarter ended July 31, 2011, filed with the SEC on September 23, 2011;
•	Quarterly Report on Form 10-Q for the quarter ended October 31, 2011, filed with the SEC on December 20, 2011;
•	Quarterly Report on Form 10-Q for the quarter ended January 31, 2012, filed with the SEC on March 14, 2012;
•	Quarterly Report on Form 10-Q/A for the quarter ended January 31, 2012, filed with the SEC on May 11, 2012;
•
Current Reports on Form 8-K filed with the SEC on September 7, 2011, September 29, 2011, October 17, 2012, November 4, 2011, December 29, 2011, January 19, 2012, January 27, 2012, January 30, 2012, February 14, 2012, February 15, 2012, February 21, 2012, April 24, 2012, and April 30, 2012;

•	Current Report on Form 8-K/A filed with the SEC on December 5, 2012 and May 11, 2012; and
•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A12G filed on May 15, 2012, pursuant to Section 12 of the Exchange Act.

Upon written or oral request, any of the documents incorporated by reference in this prospectus, other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the offering are available without charge by contacting:

Dean Huge
Chief Financial Officer
2817 NE 32 Street, #201
Fort Lauderdale, FL 33306
(954) 683-3766

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

NORMAN CAY DEVELOPMENT, INC.

65,000 SHARES OF COMMON STOCK

PROSPECTUS

May 23, 2012

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference certain of our publicly filed documents into this Registration Statement, which means that such information is considered part of this registration. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholder has sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•	Annual Report on Form 10-K for its fiscal year ended April 30, 2011, filed with the SEC on August 10, 2011;
•	Quarterly Report on Form 10-Q for the quarter ended July 31, 2011, filed with the SEC on September 14, 2011;
•	Quarterly Report on Form 10-Q/A for the quarter ended July 31, 2011, filed with the SEC on September 23, 2011;
•	Quarterly Report on Form 10-Q for the quarter ended October 31, 2011, filed with the SEC on December 20, 2011;
•	Quarterly Report on Form 10-Q for the quarter ended January 31, 2012, filed with the SEC on March 14, 2012;
•	Quarterly Report on Form 10-Q/A for the quarter ended January 31, 2012, filed with the SEC on May 11, 2012;
•
Current Reports on Form 8-K filed with the SEC on September 7, 2011, September 29, 2011, October 17, 2012, November 4, 2011, December 29, 2011, January 19, 2012, January 27, 2012, January 30, 2012, February 14, 2012, February 15, 2012, February 21, 2012, April 24, 2012, and April 30, 2012;

•	Current Report on Form 8-K/A filed with the SEC on December 5, 2012 and May 11, 2012; and
•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A12G filed on May 15, 2012, pursuant to Section 12 of the Exchange Act.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The Common Stock to be offered is registered under Section 12 of the Exchange Act and accordingly, no information under Item 202 of Regulation S-K is required.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby is being passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006. Certain members or employees of Sichenzia Ross Friedman Ference LLP have received shares of the Company’s Common Stock.

Item 6. Indemnification of Directors and Officers.

Article 10 of the Company's  Articles of Incorporation and Article XII of the Company’s Bylaws entitle any present and future  director or executive  officer to be  indemnified  and held harmless from any action, suite or proceeding, whether civil, criminal, administrative or investigative,  by  reason  of the fact  that he,  or a person of whom he is the legal representative, is or was a director or officer of the corporation, to the fullest extent legally permissible under the laws of the State of Nevada.

Section 78.7502 of the Nevada Revised Statutes provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him or her against the expenses which such offer or director actually or reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER	EXHIBIT

4.1	Norman Cay Development, Inc. 2012 Equity Incentive Plan

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

23.2	Consent of M&K CPAS, PLLC

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 23, 2012.

NORMAN CAY DEVELOPMENT, INC.

By:	/s/ Stephen E. Flechner
Stephen E. Flechner Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen E. Flechner	Chief Executive Officer, President, Director	May 23, 2012
Stephen E. Flechner	(Principal Executive Officer)

/s/ Dean Huge	Chief Financial Officer, Treasurer, Secretary, Director	May 23, 2012
Dean Huge	(Principal Financial and Accounting Officer)

/s/ Donald Ross	Director	May 23, 2012
Donald Ross

/s/ Ralph Shearing	Director	May 23, 2012
Ralph Shearing